Exhibit 99.1

PRESS RELEASE

ENTRAVISION COMMUNICATIONS CORPORATION

ANNOUNCES PRELIMINARY ESTIMATES OF

SECOND QUARTER RESULTS

SANTA MONICA, CALIFORNIA – July 19, 2010 – Entravision Communications Corporation (NYSE: EVC) (the “Company”) announced today certain preliminary financial results for the three-month period ended June 30, 2010.

Preliminary Estimates of Second Quarter 2010 Financial Data

The Company has announced preliminary estimates of certain financial results for the three-month period ended June 30, 2010, as set forth below. These preliminary estimates constitute “forward-looking statements.” Please see below regarding statements that are forward-looking.

The following table sets forth a range of preliminary estimates for the Company’s net revenue, operating expenses and corporate expenses for the three-month period ended June 30, 2010 (unaudited; dollars in thousands):

	Three-Month Period Ended June 30,
	2010 Estimated Range	2009	% Change per Estimated Range

Net revenue	$53,300 to $53,500	$48,696	9%	10%
Operating expenses (1)	$31,000 to $31,200	$29,646	5%	5%
Corporate expenses (2)	$3,400 to $3,500	$3,378	1%	4%

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.2 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended June 30, 2010 and 2009, respectively. Included in operating expenses are $0.3 million and $0.6 million of non-cash syndication amortization for the three-month periods ended June 30, 2010 and 2009, respectively. The Company made $0.7 million of syndication payments for each of the three-month periods ended June 30, 2010 and 2009. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets and gain (loss) on debt extinguishment.
(2)	Corporate expenses include $0.3 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended June 30, 2010 and 2009, respectively.

About Entravision

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The Company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release include statements related to the Company’s preliminary estimates of certain financial data for the three-month period ended June 30, 2010. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under: (i) the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2010, as filed with the Securities and Exchange Commission (“SEC”) on May 7, 2010; and (ii) the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 31, 2010. The Company disclaims any duty to update any forward-looking statements made by the Company, including, without limitation, any estimates regarding revenues or other operating results, whether as a result of the receipt of new information, future events or otherwise.

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For more information, please contact:

Christopher T. Young	Mike Smargiassi/Joe LoBello
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

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